Exhibit 99.2
Etsy Announces Planned Retirement of CFO Rachel Glaser
Brooklyn, NY, - July 31, 2024 - Etsy, Inc. (NASDAQ: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, announced today that Rachel Glaser, Etsy’s Chief Financial Officer, has decided to retire after a nearly 40-year career in strategic finance roles, including over seven years in her current role. Etsy has retained an executive recruiting firm to assist in the search for her successor. Ms. Glaser is expected to remain in her current role until a successor is appointed, and to remain with Etsy in an advisory capacity through June 30, 2025 to support continuity and a smooth transition.
Since joining Etsy in 2017, Rachel has led Etsy’s strategic finance, corporate development, accounting, SEC reporting, investor relations, and other core functions. She has played a key role in scaling Etsy’s core marketplace and expanding Etsy into a House of Brands. During her tenure, Etsy’s consolidated gross merchandise sales (GMS) and revenue have increased by fourfold and sixfold, respectively, with adjusted EBITDA margins expanding at an even faster pace, and Etsy has generated over $3 billion of net cash provided by operating activities. Etsy’s global seller and buyer communities have also grown exponentially during this timeframe.*
Etsy, Inc. Chief Executive Officer Josh Silverman commented, “Rachel has been a strategic partner and a key to the tremendous success we have achieved since 2017. I believe every CFO wants to get measured on results, and Rachel has so much to be proud of in that regard. Beyond the numbers, Rachel leads with optimism and heart, helping craft our culture and our team’s operational excellence. She has built a strong team, and I am grateful she chose Etsy to serve as the culmination of her impressive career. Our entire community will continue to benefit from the impact she has made.”
Rachel Glaser, Chief Financial Officer, added, “I could not be prouder to be part of everything the Etsy team has accomplished over the past seven years. I am excited to help identify and transition my responsibilities to a successor. I’m confident Etsy can continue its ambitious strategy for sustainable, profitable growth, and advance its mission of keeping commerce human.”
*All comparisons are fiscal year 2017 to fiscal year 2023 on a consolidated basis. Etsy, Inc. number of global sellers increased from 2 million to 9 million and number of buyers increased from 33 million to 96 million.
Rachel Glaser Bio
Rachel has been responsible for overseeing Etsy’s global financial operations since 2017. Prior to that, she served as Chief Financial Officer of the Leaf Group and Move, Inc. Rachel also held roles at Yahoo! Inc. as Senior Vice President, Operations Finance and at The Walt Disney Company, where she spent nearly 20 years in positions of increasing responsibility in finance and operations teams. Rachel has served as a member of the Board of Directors of The New York Times Company since 2018.

About Etsy
Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces share a mission to "Keep Commerce Human," and we're committed to using the power of business to strengthen communities and empower people. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.
Etsy, Inc.'s "House of Brands" portfolio also includes fashion resale marketplace Depop, and Reverb, the largest online marketplace dedicated to music gear. Each Etsy, Inc. marketplace operates independently, while benefiting from shared expertise in product, marketing, technology, and customer support.
Etsy was founded in 2005 and is headquartered in Brooklyn, New York.
Etsy has used, and intends to continue using, its Investor Relations website and the Etsy News Blog (etsy.com/news) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Etsy News Blog in addition to following our press releases, SEC filings, public conference calls, and webcasts.
Investor Relations Contact:
Deb Wasser, Vice President, Investor Relations and ESG Engagement
ir@etsy.com
Media Relations Contact:
Sarah Marx, Director, Corporate Communications
press@etsy.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains or references forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements relating to the timing of Ms. Glaser’s retirement and her future advisory role and Etsy’s strategy for sustainable, profitable growth. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “believe,” "could," "expect," "intend," "may," "plan," "will," or similar expressions and derivative forms and/or the negatives of those words.
Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include but are not limited to: (1) the level of demand for our services or products sold in our marketplaces; (2) the importance to our success of the trustworthiness of our marketplaces and our ability to attract and retain active and engaged communities of buyers and sellers; (3) the fluctuation of our quarterly operating results; (4) our failure to meet our publicly announced guidance or other expectations; (5) any real or perceived inaccuracies in our operational metrics; (6) if we or our third-party providers are unable to protect against technology vulnerabilities, service interruptions, security breaches, or other cyber related events; (7) our dependence on continued and unimpeded access to third-party services, platforms, and infrastructure; (8) macroeconomic events that are outside of our control; (9) operational and compliance risks related to our payments systems; (10) our ability to recruit and retain employees; (11) our ability to compete effectively; (12) enforcement of our marketplace policies; (13) our ability to enhance our current offerings and develop new offerings to respond to the changing needs of sellers and buyers; (14) risks related to our environmental, social, and governance activities and disclosures; (15) our efforts to expand our operations outside of the United States; (16) acquisitions that may prove unsuccessful or divert management attention; (17) failure to deal effectively with fraud; (18) compliance with evolving regulations, including in the area of privacy and data protection; (19) litigation and regulatory matters, including intellectual property claims; and (20) the timing of Ms. Glaser’s retirement and transition. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur.
Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.